Exhibit 21

SUBSIDIARIES

STATE
Accufacts Pre-Employment Screening, Inc.	DE
American Driving Records, Inc.	CA
Bar None, Inc.	DE
CIG Investments, LLC	DE
CMSI Credit Services, Inc.	MD
CreditReportsPlus LLC	MD
DecisionHR, Inc.	FL
Decision HR I, Inc.	FL
Decision HR II, Inc.	OK
Decision HR V, Inc.	FL
Decision HR 30, Inc.	FL
Decision Payroll Services, Inc.	FL
Decision PEO VII, Inc.	GA
Decision Transmitting Services, Inc.	FL
Decision HR USA, Inc.	DE
First Advantage Australasia Pty Ltd. (formerly Refsure Pty Ltd.)	Australia
First Advantage Australia Pty Ltd.(formerly Australian Background Pty Ltd.	Australia
First Advantage Background Services Corp.	FL
First Advantage Canada, Inc.	Ontario, Canada
First AdvantageCredco, LLC	DE
First Advantage Litigation Consulting, LLC	VA
First Advantage Enterprise Screening Corporation	DE
First Advantage Eurasia Litigation Consulting SPRL	Belgium
First Advantage Government Services, LLC	DE
First Advantage Japan KK (formerly Brooke Consulting Limited) JapanFirst Advantage Occupational Health Services Corp.	FL
First Advantage Philipines, Inc.
First Advantage Public Records, LLC	DE
First Advantage Quest Research (Bejing) Co. Ltd.	China
First Advantage Quest Research Corporation	Cayman Islands
First Advantage Quest Research Group Ltd.	British Virgin Islands
First Advantage Quest Research Limited	Hong Kong
First Advantage Private Limited	India
First Advantage Quest Research PTE, Ltd.	Singapore
First Advantage Quest Research PTY, Ltd.	Australia
First Advantage SafeRent, Inc.	DE
First Advantage Tax Consulting Services, LLC DEFirst American Credco of Puerto Rico, Inc.	DE
Credit Management Solutions, Inc.	DE
First American Indian Holdings, LLC	DE
First Advantage Membership Services, Inc.	CA
First Canadian Credco, Inc.	Ontario, Canada
Jenark Business Systems, Inc.	MD
LeadClick Holding, LLC	DE
LeadClick Media, Inc.	CA
Maglio Accufacts Pre-Employment Screening, Inc.	DE
Multifamily Community Insurance Agency, Inc.	MD
National Background Data, LLC	DE

STATE
National Data Registry, LLC	DE
NZ Background (2006) Limited	NZ
North American Credco, Inc.	DE
Omega Insurance Services, Inc.	FL
PrideRock Holding Company, Inc.	AL
Quantitative Risk Solutions LLC dba First Advantage Supply Security Division	AZ
Realeum, Inc.	DE
R.E. Austin	United Kingdom
Staffing Decision, Inc.	FL
Teletrack Canada, Inc.	Ontario, Canada
Tele-Track, Inc.	GA
TempStaff, Inc.	FL
US Search.com, Inc.	DE
ZAPAPP India Private Ltd.	India